Exhibit 5.2

21 September 2017
Jo Dodd Partner T + 61 2 9296 2154

To	Westpac Banking Corporation Westpac Place 275 Kent Street SYDNEY NSW 2000

Dear Sirs

Westpac Banking Corporation (“Bank”)

US$1,250,000,000 5.000% Fixed Rate Perpetual Subordinated Contingent Convertible Securities (the “Securities”) offered on 12 September 2017 and issued on 21 September 2017 pursuant to a Base Indenture dated 7 September 2017 between the Bank and The Bank of New York Mellon (“Trustee”) (“Base Indenture”) as supplemented by the First Supplemental Indenture dated 21 September 2017 between the Bank and the Trustee (“First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”)

We refer to the filing with the Securities and Exchange Commission (“SEC”) under the United States Securities Act 1933, as amended (“Securities Act”), of the following documents in respect of which we have acted as your legal advisers in New South Wales (“NSW”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”):

•                                           the Registration Statement of the Bank on Form F-3 (File No. 333-220373) dated 7 September 2017 (“Registration Statement”);

•                                           the Prospectus dated 7 September 2017 (which forms part of the Registration Statement) (“Base Prospectus”); and

•                                           the Prospectus Supplement dated 12 September 2017 in connection with the issue of the Securities (“Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”).

This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of NSW.  We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 4) factual matters.

1                                          Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)                                  the Registration Statement and the Prospectus and the following documents which are incorporated by reference into the Prospectus:

(i)                                      the Form 20-F for the year ended 30 September 2016;

(ii)                                   the information contained in Exhibit 1 to the Bank’s report on Form 6-K dated 8 November 2016;

(iii)                                the information contained in Exhibit 1 (Pillar 3 Report) to the Bank’s report on Form 6-K dated 21 February 2017;

(iv)                               the information contained in the Bank’s report on Form 6-K dated 14 March 2017, excluding the information set forth in Exhibit 1 thereto;

(v)                                  the information contained in Exhibit 1 (Pillar 3 Report) to the Bank’s report on Form 6-K dated 9 May 2017;

(vi)                               the information contained in Exhibit 1 (2017 Interim Financial Results) to the Bank’s report on Form 6-K dated 9 May 2017, excluding the information set forth in “Auditor’s Independence Declaration” on page 73 and the “Independent auditor’s review report to the members of Westpac Banking Corporation” on page 109 of such Exhibit thereto;

(vii)                            the information contained in the Bank’s report on Form 6-K dated 22 May 2017, excluding the information set forth in Exhibits 1 and 2 thereto;

(viii)                         the information contained in the Bank’s report on Form 6-K dated 20 June 2017, excluding the information set forth in Exhibit 1 thereto;

(ix)                               the information contained in Exhibit 1 (Pillar 3 Report) to the Bank’s report on Form 6-K dated 21 August 2017; and

(x)                                  the information contained in the Bank’s report on Form 6-K dated 22 August 2017, excluding the information set forth in Exhibit 1 thereto;

(b)                                  the Indenture;

(c)                                   the certificate of registration and the constitution of the Bank (“Constitution”);

(d)                                  the resolutions of the board of directors of the Bank passed on 3 August 2017 authorising the filing of the Registration Statement and the Base Prospectus and the execution and delivery of the Base Indenture to permit the issuance of the Securities and the issuance of the Securities and delegating authority to a Committee of Directors (“CoD”) of the Bank to approve the issuance of the Securities subject to the approval and authorisation of certain officers of the Bank (“Management”), to approve the commercial terms of the Securities and to delegate authority to Management to approve and authorise the execution and delivery of certain documents relating to the issuance of the Securities (including the First Supplemental Indenture and the Prospectus Supplement) and to authorise certain other actions in relation to the issuance of the Securities;

(e)                                   the resolutions of the CoD passed on 4 September 2017 approving the issuance of the Securities subject to the approval and authorisation of Management, approving the commercial terms of the Securities and delegating authority to Management to approve and authorise the execution and delivery of certain documents relating to the issuance of the Securities (including the First Supplemental Indenture and the Prospectus Supplement) and certain other actions in relation to the issuance of the Securities; and

(f)                                    the approval of Management dated 5 September 2017 approving the commercial terms of the Securities and approving and authorising the execution and delivery of certain documents relating to the issuance of the Securities (including the First Supplemental Indenture and the Prospectus Supplement) and certain other actions in relation to the issuance of the Securities.

In this opinion “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally and “Ordinary Share” is a reference to an ordinary share in the capital of the Bank into which a Security may be required to be converted.

2                                          Assumptions

We have assumed:

(a)                                  the authenticity of all signatures, seals, duty stamps and markings;

(b)                                  the completeness, and conformity to originals, of all documents submitted to us;

(c)                                   that:

(i)                                      all authorisations specified above remain in full force and effect; and

(ii)                                 all authorisations required for the Trustee to enter into the Indenture have been obtained and remain in full force and effect;

(d)                                  that:

(i)                                   any future amendment to the Indenture does not in any way affect the matters opined upon in this opinion;

(ii)                                there has been no breach or repudiation of, or waiver of any rights or obligations under the Indenture; and

(iii)                             the Bank and the Trustee remain ready, willing and able to perform their respective obligations under the Indenture;

(e)                                   that the Indenture and the Securities have been executed and delivered and, in the case of the Securities, authenticated by duly authorised signatories and delivered outside Australia in the form which we have examined and that all formalities required under the laws of the place of execution of the Indenture have been complied with by the Bank and the Trustee;

(f)                                    that the Indenture and the Securities constitute valid and binding obligations of the Bank and the Trustee under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Bank);

(g)                                   that all the provisions in the Indenture have been, and will be, strictly complied with by the Bank and the Trustee;

(h)                                  that the Securities have been, and will be, offered and sold in compliance with all relevant laws and in the manner contemplated by the Registration Statement, the Prospectus and the Indenture;

(i)                                      that:

(i)                                    the resolutions and approvals referred to in paragraphs 1(d), 1(e) and 1(f) above were properly passed (including that any meeting convened was properly convened);

(ii)                                 all directors who participated and voted were entitled so to do;

(iii)                              the directors and officers of the Bank granting the approvals referred to in paragraphs 1(d), 1(e) and 1(f) above have properly performed their duties; and

(iv)                             all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the authorisations referred to in paragraphs 1(d), 1(e) and 1(f) above that would lead us to believe otherwise;

(j)                                     that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(k)                                  that neither the Australian Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction under section 260-5 of the Taxation Administration Act 1953 of Australia, section 255 of the Income Tax Assessment Act 1936 of Australia or any analogous provision under a statute of the Relevant Jurisdictions requiring the Bank (or any person on its behalf) to deduct from sums payable by it to a person under the Indenture or the Securities any taxes or other charges payable by the payee.  It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it;

(l)                                      that immediately following:

(i)                                      execution of the Indenture, the Bank was solvent; and

(ii)                                   issue of the Securities, the Bank will be solvent;

(m)                              that the Trustee is not a related party of the Bank for the purposes of the Corporations Act 2001 of Australia (“Corporations Act”); and

(n)                                  that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, illegal, misleading or deceptive or likely to mislead or deceive.

We have not taken any steps to verify the assumptions stated above and assume that you do not know or suspect that any of these assumptions is incorrect.

3                                          Searches

We have examined:

(a)                                  an extract of company information for the Bank obtained from Australian Securities and Investments Commission (“ASIC”) in Sydney; and

(b)                                  the list of Authorised Deposit-taking Institutions available from the website of the Australian Prudential Regulation Authority (“APRA”),

in each case as at, respectively, approximately 9.00 am local time on 21 September 2017.

These records are not necessarily complete or up to date.  We have not examined documents filed by the Bank with ASIC or APRA nor have we made any other searches.

4                                          Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)                                  the Bank is incorporated and validly existing under the laws of Australia, is capable of suing and being sued in its corporate name and is authorised to carry on banking business under the Banking Act 1959 of Australia (“Banking Act”);

(b)                                  the Bank has the corporate power and authority to:

(i)                                   enter into the Indenture and observe its obligations under it; and

(ii)                                   issue the Securities and observe its obligations under them;

(c)                                   the Bank has taken all corporate action required on its part to authorise:

(i)                                      the filing of the Registration Statement, including the Prospectus, for the issue and sale of the Securities in an unlimited amount; and

(ii)                                   the execution, delivery and observance of its obligations under the Indenture has been duly executed and delivered by the Bank; and

(d)                                  insofar as the laws of the Relevant Jurisdictions are applicable, the Indenture constitutes legal, valid, binding and (subject to the terms of the Indenture) enforceable obligations of the Bank;

(e)                                   under the laws of the Relevant Jurisdictions it is not necessary for the Bank to reserve Ordinary Shares for issuance upon conversion of the Securities;

(f)                                    the Ordinary Shares that may be issued upon conversion of Securities will be validly issued and fully paid and, accordingly, the holder of such Ordinary Shares is not by virtue of that holding liable to make any further contribution to pay the Bank’s debts and liabilities; and

(g)                                   no ad valorem stamp duty is payable in the Relevant Jurisdictions on the Indenture or in connection with the observance of obligations under it.

The expression “enforceable” means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

5                                          Qualifications

This opinion is subject to the following qualifications:

(a)                                  the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies and defences generally affecting creditors’ rights;

(b)                                  a creditor’s rights may be affected by a specific court order obtained under laws and defences generally affecting creditors’ rights (including, in the case of the Bank, sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia as described in the Prospectus);

(c)                                   the rights of a party to enforce its rights against the Bank may be limited or affected by:

(i)                                    breaches by that party of its obligations under the Indenture or the Securities, or misrepresentations made by it in, or in connection with, the Indenture or the Securities;

(ii)                                 conduct of that party which is unlawful;

(iii)                              conduct of that party which gives rise to an estoppel or claim by the Bank; or

(iv)                             the Australian Code of Banking Practice if adopted by that party;

(d)                                  the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(e)                                   an obligation which imposes a detriment on a party may be unenforceable in its entirety or to the extent that the detriment exceeds the amount of the relevant loss or damage, if that detriment is held to constitute a penalty;

(f)                                    a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(g)                                   the laws of the Relevant Jurisdictions may require that:

(i)                                      parties act reasonably, honestly and in good faith in their dealings with each other;

(ii)                                   discretions are exercised reasonably; and

(iii)                                opinions are based on good faith;

(h)                                  a party entering into the Indenture may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(i)                                      the question whether a provision of the Indenture which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(j)                                     an indemnity for legal costs may be unenforceable;

(k)                                  we express no opinion as to:

(i)                                    provisions precluding oral amendments or waivers;

(ii)                                 Australian tax law;

(iii)                              whether the Bank is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by APRA or under the Banking Act;

(iv)                             the capital treatment of the Securities or the Ordinary Shares (in each case, when issued);

(v)                                the accuracy, completeness or suitability of any formula; or

(vi)                               any of the following:

(A)                                proposal to introduce or change a law, or any pending change in law;

(B)                                law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

(C)                                pending judgment, or the possibility of an appeal from a judgment, of any court, or

(D)                                the implications of any of them;

(l)                                      regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

(m)                              a court will not give effect to a currency indemnity, a choice of laws to govern a document or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions.  However, we consider it is unlikely that a court in the Relevant Jurisdictions would reach such a conclusion in relation to New York law;

(n)                                  under the Banking Act, any other party to a contract to which the Bank is a party may not deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract on the grounds that the Bank is subject to a direction by APRA under the Banking Act or an ADI statutory manager (as defined in the Banking Act):

(i)                                      is in control of the Bank’s business; or

(ii)                                   takes various actions in respect of any shares in the Bank;

(o)                                  a payment made under mistake may be liable to restitution;

(p)                                  we express no opinion in respect of the Registration Statement or the Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them.  Furthermore, we express no opinion as to whether the Registration Statement or the Prospectus contain all the information required in order for the issuance, offer and sale of the Securities or any Ordinary Shares not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law; and

(q)                                  in relation to the issue of Ordinary Shares upon conversion of the Securities:

(i)                                      in order to issue the Ordinary Shares it is necessary that the Bank at the time of issue does all acts required under its Constitution and the Corporations Act to issue those Ordinary Shares;

(ii)                                   an obligation relating to the issue of Ordinary Shares by the Bank may not be able to be observed by the Bank and may not be enforceable against the Bank if performance of the obligation could result in or contribute to a contravention of the listing rules of ASX Limited, the takeover provisions of the Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia, Part IV of the Competition and Consumer Act 2010 of Australia or any other law in force in Australia which limits or restricts the number of shares in an Australian company in which a person may have an interest or over which it may have a right or power; and

(iii)                                an obligation relating to the issue of Ordinary Shares may be cancelled, and the Ordinary Shares or rights attaching to them may be varied or cancelled by an ADI Statutory Manager (as defined in the Banking Act) under section 14AA of the Banking Act.

We consent to the filing of this opinion as an exhibit to the Form 6-K dated 21 September 2017 (“Form 6-K”) when filed by the Bank with the SEC, to this opinion being incorporated by reference in the Form 6-K and to the reference to our firm under the heading “Validity of Securities” in the Prospectus.  In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

We also consent to Debevoise & Plimpton LLP relying on this opinion for the purpose of the opinion given by them and filed as an exhibit to the Form 6-K.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00 am local time on the date of this letter.

Yours faithfully

/s/ King & Wood Mallesons